UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110
Plymouth Meeting, PA 19462
(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 7, 2021, Inovio Pharmaceuticals, Inc. (the “Company”) entered into an Amended and Restated Collaboration and License Agreement (the “Restated Agreement”) with Advaccine Biopharmaceuticals Suzhou Co., Ltd. (“Advaccine”). The Restated Agreement amends and restates that certain Collaboration and License Agreement, dated as of December 31, 2020, by and between the Company and Advaccine (the “Original Agreement”). Under the terms of the Original Agreement, the Company granted to Advaccine the exclusive right to develop, manufacture and commercialize the Company’s COVID-19 DNA vaccine candidate, INO-4800, within the territories of mainland China, Taiwan, Hong Kong and Macau (referred to collectively as “Greater China”).

On June 8, 2021, the Company and Advaccine announced that they intend to jointly conduct a global Phase 3 segment of the Company’s ongoing Phase 2/3 trial of INO-4800. The Company and Advaccine entered into the Restated Agreement in order to expand their existing collaboration to include the planned global Phase 3 trial. Under the Restated Agreement, the Company has granted to Advaccine the exclusive right to develop, manufacture and commercialize INO-4800 within 33 additional countries in Asia.

Under the Restated Agreement, the parties have agreed to use their commercially reasonable efforts to design a global Phase 3 study plan and to conduct the trial in accordance with that plan. The parties will jointly participate in the trial and will equally share the global development costs for the trial, including the Company’s manufacturing costs to supply INO-4800. In certain instances, the Company will have the right to convert the exclusive license to a non-exclusive license in the licensed territories, other than Greater China, unless Advaccine agrees to pay the Company its full share of development costs in excess of a specified maximum. Notwithstanding the foregoing, Advaccine will be fully responsible for conducting the trial in Greater China, including its costs and expenses incurred in conducting the trial in Greater China. The Company will be fully responsible for its costs and expenses, if any, incurred solely as a result of its activities in connection with the performance of the trial in the United States. The parties may continue to conduct clinical trials of INO-4800 outside of the territories covered by the Restated Agreement.

Under the Restated Agreement, the Company will continue to supply Advaccine’s clinical requirements of INO-4800 and devices, although Advaccine may manufacture INO-4800 for its clinical use and may procure alternate suppliers. Advaccine will continue to be responsible for the manufacture and supply of INO-4800 itself or through a contract manufacturer for commercial use.

In the event that a global purchasing entity desires to enter into a purchase agreement for INO-4800 in both parties’ territories, the parties will enter into good faith negotiations for an arrangement to supply INO-4800 to such entity. In addition, the Company is permitted to enter into an agreement with a global purchasing entity to authorize the entity to conduct a portion of the global Phase 3 trial in the licensed territory outside of Greater China.

Under the Original Agreement, Advaccine made an upfront payment to the Company of $3.0 million and a payment of $2.0 million upon the dosing of the first subject in a Phase 2 clinical trial of INO-4800 in China. Under the Restated Agreement, the Company is entitled to receive up to an aggregate of $206.0 million upon the achievement of additional specified milestones related to the development, regulatory approval and commercialization of INO-4800, including the achievement of specified net sales thresholds for INO-4800 in the expanded territory, if approved. The Company will also be entitled to receive a royalty equal to a high single-digit percentage of annual net sales in each region within the licensed territory, subject to reduction in the event of competition from biosimilar products in a particular region and in other specified circumstances. Advaccine’s obligation to pay royalties will continue, on a licensed product-by-licensed product basis and region-by-region basis, for ten (10) years after the first commercial sale in a particular region in the licensed territory or, if later, until the expiration of the last-to-expire patent covering a given licensed product in a given region. Beginning in the first calendar year following the first commercial sale of INO-4800 in the licensed territory outside of Greater China, Advaccine will pay the Company an annual maintenance fee of $1.5 million for a period of five years, which fee will be creditable against any royalties payable by Advaccine with respect to sales outside of Greater China.

The Restated Agreement will continue in force on a region-by-region basis until Advaccine has no remaining royalty obligations in such region. Either party may terminate the Restated Agreement (i) in the event the other party shall have materially breached its obligations thereunder and such default shall have continued for a specified period after written notice thereof or (ii) upon the bankruptcy or insolvency of the other party. In addition, the Company may terminate the Restated Agreement, upon prior written notice, if Advaccine (i) ceases all development or commercialization activities for at least 9 months, subject to certain exceptions, or (ii) challenges the validity, enforceability or scope of any of the patents licensed by the Company to Advaccine under the Restated Agreement, subject to certain conditions. Advaccine may terminate the Restated Agreement at any time for convenience upon 9 months’ written notice to the Company, if such notice is provided before the first commercial sale of INO-4800 in the licensed territory, or 18 months’ written notice thereafter; provided that the Company may accelerate the effectiveness of such termination to the extent permitted by law.

The foregoing summary of the Restated Agreement is not complete and is qualified in its entirety by reference to the text of the Restated Agreement, a copy of which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Item 7.01	Regulation FD Disclosure.

On June 8, 2021, the Company issued a press release announcing the Restated Agreement. A copy of this press release is furnished herewith as Exhibit 99.1 to this report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 8, 2021.

104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: June 11, 2021	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer